Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

In connection with the Quarterly Report of Market & Research Corp.. (the “Company”) on Form 10-QSB for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Stein, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary Stein
Name: Gary Stein
President (Principal Executive Officer)
Date: August 12, 2008